Exhibit 10.2

Dainippon Sumitomo Pharma Co., Ltd.
6-8, Doshomachi 2-chome, Chuo-ku,
Osaka 541-0045, Japan
Phone : (81) 6 (6203) 4531
Telefax : (81) 6 (6203) 4533

September 16th, 2011

Dr. Mark Pruzanski, M.D.

President and Chief Executive Officer

Intercept Pharmaceuticals, Inc.

18 Desbrosses Street

New York, New York 10013

Re: License Agreement-Amendment No. 2—“Confidential Information”

Dear Mark,

Reference is hereby made to that certain License Agreement, dated as of March 29, 2011 between Dainippon Sumitomo Pharma Co., Ltd. (“DSP”) and Intercept Pharmaceuticals, Inc. (“Intercept”)(the “License Agreement”), with respect to which DSP proposes to amend the definition of “Confidential Information” in Article 1 of the License Agreement by adding the phrase “as well as the terms and conditions of this Agreement and the status or results of any and all activities for Development, activities to Commercialize, or research activities undertaken by either Party under this Agreement” following the phrase “studies and procedures” in the last line of the definition of “Confidential Information”. The effective date of this amendment will be September 15, 2011.

If this proposed amendment is acceptable to Intercept, kindly so indicate by signing where indicated below and returning an executed copy of this amendment to the undersigned.

Kind regards,

/s/ Yoshinori Oh-e
Yoshinori Oh-e, Ph.D
Executive Officer
Director, Business Development
Dainippon Sumitomo Pharma Co., Ltd.

Acknowledged and Agreed:

/s/ Mark Pruzanski

Mark Pruzanski, M.D.

President/Chief Executive Officer

Intercept Pharmaceuticals, Inc.

Date: SEPT. 19, 2011